UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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BioTime, Inc.
(Name of Registrant as Specified In Its Charter)

Geron Corporation
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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(1)	On January 7, 2013, Geron Corporation (“Geron”) issued a press release regarding its entry of a definitive Asset Contribution Agreement with BioTime, Inc. (“BioTime”), and BioTime’s recently formed subsidiary, BioTime Acquisition Corporation (“BAC”), concerning the acquisition by BAC of Geron’s discontinued stem cell programs (the “Press Release”).

(2)	On January 7, 2013, Geron made available on its website, www.geron.com, certain additional information, in the form of “Frequently Asked Questions,” regarding the transactions contemplated by the Asset Contribution Agreement (the “BioTime, Inc., BioTime Acquisition Corporation and Geron Corporation Asset Contribution Agreement Frequently Asked Questions”).

The following documents are the Press Release and the BioTime, Inc., BioTime Acquisition Corporation and Geron Corporation Asset Contribution Agreement Frequently Asked Questions.

Press Release

Geron to Divest Stem Cell Assets

MENLO PARK, Calif., January 7, 2013 -- Geron Corporation (Nasdaq: GERN) today announced that on January 4, 2013, it entered into an Asset Contribution Agreement (the “Agreement”) with BioTime,Inc. (NYSE: BTX) and BioTime’s recently formed subsidiary, BioTime Acquisition Corporation (“BAC”). The Agreement provides for the divestiture of Geron’s stem cell assets to BAC upon the closing of the transaction, which is expected to occur no later than September 30, 2013.

Under the terms of the Agreement, upon closing of the transaction, Geron will contribute to BAC its intellectual property, cell lines and other assets related to Geron’s discontinued human embryonic stem cell programs, including the Phase 1 clinical trial in patients with acute spinal cord injury, as well as its autologous cellular immunotherapy program. Geron will receive approximately 6.5 million shares of Series A Common Stock of BAC. BioTime will contribute to BAC $5 million in cash, approximately 8.9 million shares of BioTime common stock to be held by BAC, five-year warrants to purchase eight million shares of BioTime common stock at an exercise price of $5.00 per share (the “BioTime Warrants”), rights to use certain human embryonic stem cell lines, and minority stakes in two of BioTime’s subsidiaries. BioTime will receive approximately 21.8 million shares of Series B Common Stock of BAC and three-year warrants to purchase 3.15 million shares of Series B Common Stock of BAC at an exercise price of $5.00 per share (the “BAC Warrants”). BAC will also pay royalties to Geron on the sale of products that are commercialized, if any, in reliance upon Geron patents acquired by BAC.

Following the closing of the transaction, Geron will distribute the Series A BAC Common Stock received from BAC to Geron’s stockholders on a pro rata basis (other than with respect to fractional shares and stockholders in certain to-be-determined excluded jurisdictions, which will instead receive cash on a pro rata basis). Following the distribution by Geron to its stockholders of the Series A BAC Common Stock, BAC will then distribute the BioTime Warrants on a pro rata basis to the holders of Series A BAC Common Stock. Following these distributions, it is anticipated that Geron stockholders would own approximately 21% of BAC, BioTime would own approximately 72%, and a private investor would own approximately 7% after an additional $5 million investment in BAC. The BAC Warrants will enable BioTime to increase its ownership in BAC by approximately 2%, which would dilute the Geron stockholders’ ownership in BAC to approximately 19%.

The closing of the transaction is subject to certain approvals by BioTime’s shareholders, the effectiveness of certain registration statements to be filed by BioTime and BAC with the Securities and Exchange Commission (the “SEC”) with respect to the securities to be distributed as contemplated by the Agreement, and other negotiated closing conditions. The transaction is expected to close no later than September 30, 2013.

Stifel Nicolaus Weisel acted as financial advisor and provided Geron’s Board of Directors with a fairness opinion regarding the transaction. Weil, Gotshal & Manges LLP has been acting as legal counsel to Geron in connection with the divestiture of Geron’s stem cell assets.

About Geron

Geron is a biopharmaceutical company developing first-in-class therapies for cancer, including its telomerase inhibitor, imetelstat. For more information about Geron, visit www.geron.com.

Use of Forward-Looking Statements

Except for the historical information contained herein, this press release contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release regarding Geron’s plans or expectations for or of: closing of a transaction entered into under the Asset Contribution Agreement regarding a divestiture of the Company’s stem cell assets, including without limitation: certain approvals by BioTime’s shareholders, the effectiveness of certain registration statements to be filed by BioTime and BAC with the SEC with respect to the securities to be distributed as contemplated by the Agreement, other negotiated closing conditions and closing no later than September 30, 2013, and statements related thereto, constitute forward-looking statements. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation: (i) the ability of the parties to close the proposed transaction by September 30, 2013, or at all; (ii) satisfaction of all the conditions precedent to closing the proposed transaction, including without limitation the ability of BioTime to secure approval of BioTime’s shareholders, the effectiveness of registration statements to be filed by BioTime and BAC with the SEC, and the other negotiated closing conditions; (iii) the possibility of litigation (including related to the transaction itself); (iv) the ability of Geron to protect and maintain the assets to be contributed to BAC, including Geron's intellectual property rights and the continuation of in-licenses; (v) Geron's intellectual property licensors' refusal to transfer intellectual property rights from Geron to any third party; and (vi) other risks described in Geron’s and BioTime’s SEC filings. Additional information and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron's periodic reports filed with the SEC under the heading "Risk Factors," including Geron's quarterly report on Form 10-Q for the quarter ended September 30, 2012. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

Additional Information and Where to Find It

BioTime intends to file with the SEC a proxy statement in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of BioTime and will contain important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by BioTime with the SEC, may be obtained free of charge at the SEC’s web site, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement and other relevant documents (when available) from BioTime by directing a request by mail or email to BioTime’s Chief Financial Officer at 1301 Harbor Bay Parkway, Alameda, California 94502 or pgarcia@biotimemail.com.

Participants in the Solicitation

Geron and BioTime, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from BioTime’s stockholders in connection with the proposed transaction. Information about BioTime’s directors and executive officers is set forth in BioTime’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2012. The proxy statement and other relevant documents (when available) filed with the SEC are available free of charge at the SEC’s web site at www.sec.gov, and from BioTime by directing a request by mail or email to BioTime’s Chief Financial Officer at 1301 Harbor Bay Parkway, Alameda,California 94502 or pgarcia@biotimemail.com, or by going to BioTime’s Investor Relations page on its corporate web site at www.biotimeinc.com. Information about Geron’s directors and executive officers is set forth in Geron’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2012. The proxy statement and other relevant documents (when available) filed with the SEC are available free of charge at the SEC’s web site at www.sec.gov, and from Geron by contacting Investor Relations by mail at Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025, Attn: Investor Relations Department, or by going to Geron’s Investor Relations page on its corporate web site at www.geron.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that BioTime intends to file with the SEC.

CONTACT:

Anna Krassowska, Ph.D.
Investor and Media Relations
650-473-7765
investor@geron.com
media@geron.com

###

Asset Contribution Agreement
Among BioTime, Inc., BioTime Acquisition Corporation and Geron Corporation

Frequently Asked Questions

1.	What are the terms of the stem cell divestiture to BioTime Acquisition Corporation?

On January 4, 2013, Geron Corporation (Geron), BioTime, Inc. (BioTime) and its wholly-owned subsidiary, BioTime Acquisition Corporation (BAC), entered into an Asset Contribution Agreement (“Agreement”) whereby each of Geron and BioTime will, upon the closing of the transaction, contribute assets to BAC in exchange for equity in BAC as follows:

Geron Contributes
  Intellectual property and tangible assets related to human embryonic stem cell programs, which includes the derived cell types: oligodendrocyte progenitor cells, cardiomyocytes, pancreatic islet cells, chondrocytes and dendritic cells

  The Phase 1 clinical trial in patients with acute spinal cord injury

  Intellectual property related to autologous cellular immunotherapy program, including data from Phase 2 clinical trial of autologous immunotherapy in patients with acute myelogenous leukemia

  Interest in non-therapeutic applications of pluripotent stem cells, such as cellular assay products for use in drug development and toxicity screening

Geron Receives
  6,537,779 shares of BAC Series A Common Stock (to be distributed to Geron stockholders following the closing)

  Royalties on the sale of products that are commercialized, if any, in reliance upon Geron patents acquired by BAC

BioTime Contributes
  $5 million in cash

  8,902,077 shares of BioTime common stock (equivalent to $30 million based on the aggregate volume-weighted average per share closing price, rounded to two decimal points, of shares of BioTime common stock as listed on the NYSE MKT for the 20 consecutive trading days immediately preceding January 4, 2013)

  Warrants to purchase 8,000,000 shares of BioTime common stock at an exercise price of $5.00 per share with a term of five years (to be distributed by BAC to holders of its Series A Common Stock following the closing and the distribution of the BAC Series A Common Stock to the Geron stockholders) (the “BioTime Warrants”)

  Rights to use certain human embryonic stem cell lines

  Minority equity interest in OrthoCyte Corporation, a BioTime subsidiary

  Minority equity interest in Cell Cure Neurosciences, Ltd., a BioTime subsidiary

BioTime Receives	21,773,340 shares of BAC Series B Common Stock Warrants to purchase 3,150,000 shares of BAC Series B Common Stock at an exercise price of $5.00 per share with a term of three years

BAC Assumes
  Liabilities in connection with the assets contributed by Geron, including the Phase 1 clinical trial in patients with acute spinal cord injury

  Liabilities in connection with intellectual property for autologous cellular immunotherapy

The closing of the transaction is subject to certain approvals by BioTime’s shareholders, the effectiveness of certain registration statements to be filed by BioTime and BAC with the Securities and Exchange Commission (the “SEC”) with respect to the securities to be distributed as contemplated by the Agreement, and other negotiated closing conditions. The transaction is expected to close no later than September 30, 2013.

Following the closing, Geron will distribute the BAC Series A Common Stock to its stockholders on a pro rata basis (other than with respect to fractional shares and stockholders in certain to-be-determined excluded jurisdictions, which will instead receive cash for their pro rata portion of the shares of BAC Series A Common Stock, such stockholders were entitled to receive, following the sale of such shares pursuant to the provisions of the Agreement). Thereafter, BAC will distribute the BioTime Warrants to the holders of BAC Series A Common Stock on a pro rata basis.

2.	What action is required by Geron stockholders now?

No action is required from Geron stockholders to receive the BAC Series A Common Stock.

3.	When will Geron stockholders receive the BAC Series A Common Stock?

Following the closing of the transaction, Geron will distribute the BAC Series A Common Stock to its stockholders on a pro rata basis (other than with respect to fractional shares and stockholders in certain to-be-determined excluded jurisdictions, which will instead receive cash for their pro rata portion of the shares of BAC Series A Common Stock, such stockholders were entitled to receive, following the sale of such shares pursuant to the provisions of the Agreement). Thereafter, BAC will distribute the BioTime Warrants to the holders of BAC Series A Common Stock on a pro rata basis.

4.	Will Geron stockholders be able to sell the BAC Series A Common Stock once it is received by them?

Under the Agreement, BioTime and BAC will register with the SEC the equity securities being issued by them. In addition, BioTime and BAC intend to seek listing of the equity securities being issued by them on NYSE MKT or on Nasdaq.

5.

Will Geron stockholders be allowed to vote on this transaction? Are BioTime stockholders voting on this transaction?

The divestiture of the stem cell programs to BAC does not require a vote by Geron’s stockholders.

BioTime stockholders will be asked to approve the issuance of shares in connection with the various related transactions and an increase in authorized capital stock for BioTime.

6.	Will stockholders receive updates on the progress of the transaction? Geron and BioTime both will file public reports with the SEC. These filings can be found on www.sec.gov when available.

7.

Are there more details available about this transaction?

Geron and BioTime each intend to file a Form 8-K with the SEC that describes the material terms of the transaction. These documents will be available at www.sec.gov, and accessible through each of the Investor Relations pages of Geron’s corporate web site (www.geron.com) and BioTime’s corporate web site (www.biotimeinc.com).

8.

What is the current status of the Geron stem cell programs?

Since November 2011, Geron has discontinued further development of its stem cell programs. Geron is continuing to follow all enrolled patients in the Phase 1 clinical trial for acute spinal cord injury, accruing data and updating the FDA and the medical community on their progress.

9.

What has been Geron’s process to divest the stem cell programs?

Since the announcement that Geron would be discontinuing further development of the stem cell programs, it has considered a number of alternatives with respect to such programs.

In October 2012, BioTime issued a public letter to Geron stockholders regarding Geron’s stem cell assets. In November 2012, Geron, BioTime and BAC entered into a non-binding letter of intent for a potential transaction through which Geron would contribute to BAC its intellectual property and other assets related to Geron's discontinued human embryonic stem cell programs.

On January 4, 2013, Geron, BioTime and BAC entered into the Agreement that specifies the terms of a transaction whereby each of Geron and BioTime contribute assets to BAC in exchange for equity in BAC. See answer to Question #1 above for more information about the Agreement.

Stifel Nicolaus Weisel acted as financial advisor and provided Geron’s Board of Directors with a fairness opinion regarding the transaction. Weil, Gotshal & Manges LLP has been acting as legal counsel to Geron in connection with the divestiture of Geron's stem cell assets.

Kaye Scholer LLP and Thompson, Welch, Soroko & Gilbert LLP are acting as legal counsel to BioTime in connection with the transaction.

Additional Information and Where to Find It

BioTime intends to file with the SEC a proxy statement in connection with the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of BioTime and will contain important information about the proposed transaction and related matters. SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE. The proxy statement and other relevant materials (when they become available), and any other documents filed by BioTime with the SEC, may be obtained free of charge at the SEC’s web site, at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement and other relevant documents (when available) from BioTime by directing a request by mail or email to BioTime’s Chief Financial Officer at 1301 Harbor Bay Parkway, Alameda, California 94502 or pgarcia@biotimemail.com.

Participants in the Solicitation

Geron and BioTime, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from BioTime’s stockholders in connection with the proposed transaction. Information about BioTime’s directors and executive officers is set forth in BioTime’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2012. The proxy statement and other relevant documents (when available) filed with the SEC are available free of charge at the SEC’s web site at www.sec.gov, and from BioTime by directing a request by mail or email to BioTime’s Chief Financial Officer at 1301 Harbor Bay Parkway, Alameda,California 94502 or pgarcia@biotimemail.com, or by going to BioTime’s Investor Relations page on its corporate web site at www.biotimeinc.com. Information about Geron’s directors and executive officers is set forth in Geron’s proxy statement for its 2012 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2012. The proxy statement and other relevant documents (when available) filed with the SEC are available free of charge at the SEC’s web site at www.sec.gov, and from Geron by contacting Investor Relations by mail at Geron Corporation, 149 Commonwealth Drive, Suite 2070, Menlo Park, California 94025, Attn: Investor Relations Department, or by going to Geron’s Investor Relations page on its corporate web site at www.geron.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that BioTime intends to file with the SEC.

This communication is for informational purposes only and does not constitute an offer to sell any BAC common stock or warrants or any BioTime common shares or warrants or a solicitation of any vote or approval, nor is it a substitute for a prospectus that may be included in a registration statement that may be filed by BAC or BioTime with the SEC under the Securities Act with respect to the proposed transaction, or a proxy statement that will be provided to BioTime shareholders. BioTime and BAC are not offering to sell, or soliciting an offer to buy, any securities in any state where the offer or sale is not permitted.

Use of Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates”) should also be considered to be forward-looking statements. Statements in this Frequently Asked Questions document regarding BioTime or BAC’s plans, expectations or timing relating to BAC’s acquisition of the stem cell assets and related transactions are forward-looking statements and these statements involve risks and uncertainties, including, without limitation, the ability of the parties to close the transaction in a timely manner or at all, the possibility that conditions to closing of the proposed transaction, including the approval of BioTime’s shareholders, and the effectiveness of registration statements to be filed by BioTime and BAC with the SEC, may not be satisfied, as well as risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional factors that could cause actual results to differ materially from the results anticipated in these forward-looking statements are contained in BioTime’s periodic reports filed with the SEC under the heading “Risk Factors” and other filings that BioTime or BAC may make with the SEC. Undue reliance should not be placed on these forward-looking statements which speak only as of the date they are made, and the facts and assumptions underlying these statements may change. Except as required by law, BioTime and BAC each disclaims any intent or obligation to update these forward-looking statements.

Except for the historical information contained herein, this Frequently Asked Questions document contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this Frequently Asked Questions document regarding Geron’s plans or expectations for or of: closing of a transaction entered into under the Asset Contribution Agreement regarding a divestiture of the Company’s stem cell assets, including without limitation: certain approvals by BioTime’s shareholders, the effectiveness of certain registration statements to be filed by BioTime and BAC with the SEC with respect to the securities to be distributed as contemplated by the Agreement, other negotiated closing conditions and closing no later than September 30, 2013, and statements related thereto, constitute forward-looking statements. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation: (i) the ability of the parties to close the proposed transaction by September 30, 2013, or at all; (ii) satisfaction of all the conditions precedent to closing the proposed transaction, including without limitation the ability of BioTime to secure approval of BioTime’s shareholders, the effectiveness of registration statements to be filed by BioTime and BAC with the SEC, and the other negotiated closing conditions; (iii) the possibility of litigation (including related to the transaction itself); (iv) the ability of Geron to protect and maintain the assets to be contributed to BAC, including Geron's intellectual property rights and the continuation of in-licenses; (v) Geron's intellectual property licensors' refusal to transfer intellectual property rights from Geron to any third party; and (vi) other risks described in Geron’s and BioTime’s SEC filings. Additional information and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron's periodic reports filed with the SEC under the heading "Risk Factors," including Geron's quarterly report on Form 10-Q for the quarter ended September 30, 2012. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.